SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 28, 2008

Adult Entertainment Capital, Inc.
(Exact name of registrant as specified in its charter)

NV	000-26383	88-0325940
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15641 Red Hill Avenue, Tustin, CA	92780
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  310-895-7778

______________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]       Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement

On August 28, 2008, Adult Entertainment Capital, Inc. (the “Company”) entered into a letter of intent (the “Letter of Intent”) with ComedyNet.TV, Inc.  The Letter of Intent sets forth the general terms upon which the Company would acquire 100% ComedyNet.TV, Inc. (“ComedyNet”) from ComedyNet and/or its investors.

Pursuant to the Letter of Intent, the Company and ComedyNet agreed to negotiate the entry into a Stock Purchase Agreement or Asset Purchase Agreement of ComedyNet, for the purchase price of $3,500,000, payable as the assumption of debt in ComedyNet of $2,100,000 and $1,400,000 in common stock of the Company.  The $2,100,000 of debt will have an agreed-upon payout schedule based upon successful capital formation amounts.  Further, the debt holders of ComedyNet (approximately $1,600,000) will have an option to convert to equity of the Company at $0.05 per share for a period to be determined, and $500,000 of that amount will be used to reduce trade payables, pay deferred salary of the principals, and settle outstanding Federal and State withholding tax obligations.

The entry into the Stock Purchase Agreement or Asset Purchase Agreement is subject to the completion of due diligence. The Letter of Intent is binding on the parties, and the Company and ComedyNet are to use their best efforts to enter into the Stock Purchase Agreement or Asset Purchase Agreement and other definitive agreements as soon as practicable, but not later than 2 weeks after August 28, 2008, and close no later than 30 days after August 28, 2008.

The Company can provide no assurance that the transaction will be consummated or what assets if any, will be contributed to the Company by ComedyNet.

A copy of the Letter of Intent is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Letter of Intent is qualified in its entirety by reference to the full text of the Letter of Intent.

SECTION 8 – OTHER EVENTS

Item 8.01 Other Events

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 8.01.

A copy of the press release relating to the acquisition of ComedyNet is attached hereto as Exhibit 99.1. The foregoing description of this Exhibit is qualified in its entirety by reference to the full text thereto.

Section 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
10.1	Letter of Intent, dated August 28, 2008
99.1	Press release dated September 2, 2008 announcing the Letter of Intent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Adult Entertainment Capital, Inc.

/s/ Milton C. Ault III
Milton C. Ault III
Chief Executive Officer

Date: September 2, 2008